UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Jones Lang LaSalle Income Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	20-1432284
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 East Randolph Drive, Chicago, IL, 60601
(Address and Zip Code of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒
Securities Act registration statement file number to which this form relates: 333-177963
Securities registered pursuant to Section 12(g) of the Act:
Class A Common Stock, $0.01 par value per share
Class M Common Stock, $0.01 par value per share
(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
The descriptions of the Class A common stock, $0.01 par value per share, and Class M common stock, $0.01 par value per share, of Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) registered hereby are incorporated herein by reference to the sections entitled “Suitability Standards,” “Prospectus Summary,” “Net Asset Value Calculation and Valuation Procedures,” and “Description of Capital Stock” in the prospectus contained in Pre-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission (the “Commission”) on September 28, 2012 (File No. 333-177963) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

ITEM 2. EXHIBITS.
1. Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on September 28, 2012).
2. Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the SEC on September 28, 2012).
3. Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 7 to the Company's Registration Statement on Form S-11 (SEC File No. 333-177963) filed on September 28, 2012).
4. Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 7 to the Company's Registration Statement on Form S-11 (SEC File No. 333-177963) filed on September 28, 2012).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Jones Lang LaSalle Income Property Trust, Inc.

Dated: March 5, 2014	BY:	/s/ Gregory A. Falk
	NAME:	Gregory A. Falk
	TITLE:	Chief Financial Officer and Treasurer